Exhibit 99.3

NEWS RELEASE

BRISTOW PUBLISHES DEDICATED HOTLINE

FOR FRIENDS AND FAMILY

NIGERIA, (August 12, 2015) – Bristow Helicopters (Nigeria) Limited has published a dedicated hotline for relatives and friends of those on board its helicopter, tail number 5N-BGD, that was involved in an accident near the Murtala Muhammed International Airport at Lagos, Nigeria. Family members of those on board may telephone +1 (855) 979-7533 or +1 (567) 302-7004 for more information.

“We are committed to providing our full support to family members of those on board,” said Bristow’s Regional Director Africa, Duncan Moore.

Bristow will continue to release additional information as soon as it is confirmed.

About Bristow Helicopters (Nigeria) Limited

Bristow Helicopters (Nigeria) Limited provides aviation services to the offshore energy industry, serving major integrated offshore energy companies in Africa’s oil and gas industry. With headquarters located in Lagos, Nigeria, Bristow Group’s Africa region comprises operations in Nigeria and Ghana.

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Media inquiries contact:

Tunji Olugbodi

Verdant Zeal

Phone: 234-802-290-6999

E-mail: tunjiolugbodi@gmail.com

Julie King

External Communications

Bristow Group

Phone: 832-551-9814

E-mail: julie.king@bristowgroup.com